Exhibit 10.17
AMENDMENT NO. 1
TO
SPONSOR AGREEMENT

This Amendment No. 1 to Sponsor Agreement (“Amendment”) is made as of the 11th day of March 2010, by and among Sun Zone Investments Limited, a company organized under the laws of the British Virgin Islands (“Sun Zone”), and Sze Kit Ting (collectively with Sun Zone, the “Sellers”) and certain holders of securities of Hambrecht Asia Acquisition Corp., a Cayman Islands company (the “Company”), who execute a counterpart signature page hereto (each a “Sponsor” and collectively, the “Sponsors”) and amends the Sponsor Agreement (“Sponsor Agreement”), dated as of February 12, 2010, by and among the Sellers, the Company and the Sponsors.  Capitalized terms not otherwise defined in this Amendment have the same meaning as such capitalized terms have in the Sponsor Agreement.

WHEREAS, the Company and the Sponsors have notified the Sellers that the Company may not be able to meet the minimum Net Trust Proceeds condition to the Sellers’ obligation to close the Transactions, and the Sellers have agreed to lower the minimum on the terms and conditions set forth in this Amendment and Amendment No. 1 to the Share Exchange Agreement (as defined below); and

WHEREAS, to induce the Sellers to amend the Share Exchange Agreement (“Exchange Agreement”), dated as of February 12, 2010, between the Sellers, Honesty Group Holdings Limited and the Company and to enter into Amendment No. 1 to the Share Exchange Agreement (“Amendment to Exchange Agreement”) of even date herewith, the Sponsors have, among other things, agreed to surrender to the Company for cancellation the Sponsor Warrants at Closing and to escrow additional the Company Shares held by them subject to certain additional conditions;

NOW, THEREFORE, in consideration of the foregoing and  the covenants and agreement of the parties set forth below and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1. A new subsection D is hereby added to Section I to the Sponsor Agreement to read in its entirety as follows:

D. Notwithstanding the achievement of an Earn-Out Milestone, all of Sponsor’s Earn-Out Shares shall remain in escrow until the Conditions (as defined below) set forth in Section I-1 have been satisfied prior to the Measurement Date (as defined below) provided, that if the Conditions are not satisfied prior to the Measurement Date, the Sponsor’s Earn-Out Shares shall be forfeited and return to the Company for cancelation to the same extent, proportionately, as the Sponsors’ Conditional Shares (as defined below).

2. A new Section I-1 is hereby added to the Sponsor Agreement immediately following Section I to read in its entirety as follows:

I-1 Sponsors’ Conditional Shares.

A. Each Sponsor agrees that the number of HMAUF Shares owned by such Sponsor and set forth opposite such Sponsor’s name in the column captioned “Conditional Shares” on Exhibit A-1 to the Sponsor Agreement (the “Conditional Shares”) shall be forfeited to the Company and cancelled unless on or before December 31, 2011 or, in the event the First Earn-Out Milestone is not met, December 31, 2012, or such earlier date as the conditions set forth in clauses (2) and (3) below are met (the “Measurement Date”), each following conditions shall have been met (collectively, the “Conditions”), provided, however, in the event the Conditions set forth in clauses (1) and (2) have been met but less than $15 million in gross proceeds of equity has been raised, the Conditional Shares shall not be forfeited to the extent of the equity raised from the efforts of Sponsor Representatives, on a pro rata basis (e.g., in the event $12 million of gross proceeds is raised, only 20% of the Conditional Shares shall be forfeited):

(1)  from the Closing Date until the Measurement Date, Robert Eu and John Wang (together, the “Sponsor Representatives”) shall have provided to the Company without compensation to the Sponsor Representatives or their Affiliates (other than the reimbursement of reasonable business expenses, upon presentation of appropriate documentation for financial reporting and tax purposes of the incurrence of such expenses on behalf of the Company), at the Company’s request, the following services for no fewer than 30 hours per month in the aggregate (it being understood that if the Company does not request services, the Sponsors shall not be required to provide services):

• Investor and public relations services (including the drafting/review of press releases and assisting with road shows, including appearing at road shows with members of management);
• Assisting with the coordination of other advisors;
• Assisting the Company with listing on the Nasdaq Global Market or the Nasdaq Global Select market (or, if the Nasdaq Global Market or Global Select Market does not continue to exist, the global market closest in scope and qualifications to the Nasdaq Global Market on the date hereof); and
• Introducing investors and service providers to the Company;

The Sponsor Representatives shall perform the foregoing actions in cooperation with the Company’s other designated advisors.

(2)  the Company being listed on the Nasdaq Global Market or the Nasdaq Global Select Market (or, if the Nasdaq Global Market does not continue to exist, the global market closest in scope and qualifications to the Nasdaq Global Market on the date hereof), provided that the Company acts in good faith to have its ordinary shares listed promptly after meeting the qualifications of either such market (which shall include the obligation of the Company to promptly submit an application and respond to any requests for information from Nasdaq); and

(3)  the Sponsor Representatives shall have made available to the Company the opportunity (evidenced by non-binding commitments of investors financially capable of consummating the transactions) to sell additional common equity with gross proceeds of at least U.S. $15 million via a public offering at a time when both the Company and the Sponsor Representatives believe to be advantageous to raise money at the highest price possible, with pricing determined in accordance with the pricing model described on Exhibit B hereto . To the extent that the Sponsor Representatives are in compliance with clause (1) above, all equity capital raised by the Company prior to the Determination Date, including any amounts received by the Company: (x) upon exercise of the Sponsor Warrants transferred as provided in Section II-1 below and (y) upon exercise of any IPO Warrants outstanding after the consummation of the Transactions, will be included in the calculation of the U.S. $15 million to be raised.  If the Company determines not to accept the offering price determined as provided herein, the Condition shall be deemed satisfied to the extent of the equity capital which would have been raised if the offering had been consummated at such price.

B. At the Closing, each Sponsor whose HMAUF Shares are not held by the IPO Escrow Agent shall transfer and deliver to the Escrow Agent under the Escrow Agreement such Sponsor’s Conditional Shares.  At the Closing, each Sponsor whose HMAUF Shares are held by the IPO Escrow Agent shall deliver irrevocable instructions to the IPO Escrow Agent to deliver to the Escrow Agent such Sponsor’s Conditional Shares at the time such Conditional Shares would otherwise be delivered to such Sponsor under the IPO Escrow Agreement.  At the Closing, each Sponsor shall deliver to the Escrow Agent all stock powers, assignments and related documents as may be necessary to effect the transfer to the Company and cancellation of such Sponsor’s Conditional Shares.

C. If the Conditions are met on or before the Measurement Date, each Sponsor shall be entitled to receive such Sponsor’s Conditional Shares within 10 business days after the Measurement Date.  If the Conditions are not met by the latest Measurement Date, all of the Conditional Shares shall be forfeited to the Company and cancelled.  The Earn-Out Shares shall be released to the Sponsors or the Company at the times and in the manner provided in the Escrow Agreement.

D. The Company agrees to use reasonable business efforts to cooperate with the Sponsors and act in good faith to take such actions as may be reasonably required in the best interests of the Company to satisfy the Conditions.

3. A new Section II-1 is hereby added to the Sponsor Agreement immediately following Section I to read in its entirety as follows:

II-1 Forfeited Warrants.  Each Sponsor agrees all of the Sponsor Warrants owned beneficially or of  record by such Sponsor shall be forfeited and cancelled effective as of the Closing, other than Sponsor Warrants to purchase 250,000 in ordinary shares will be transferred as of the Closing Date, without charge, to an investor [Pope Investments II, LLC], as directed by the Company.  At the Closing, each Sponsor shall deliver to the Company all stock powers, assignments and related documents as may be necessary to effect the transfer to the Company and cancellation of such Sponsor’s Sponsor Warrants.

4. The following shall be added to the Sponsor Agreement immediately following the last sentence of Section XI:

  The parties hereto agree that any action, proceeding or claim arising out of or relating in any way Section I-1 of this Agreement which is not resolved within 30 days by negotiations between the parties shall, on written notice given to the other parties by either Sponsor or the Company (any such notice, a Notice of Arbitration”), be resolved through final and biding arbitration conducted in the City of New York, State of New York in accordance with the rules and regulations of the American Arbitration Association (AAA), by a panel of three arbitrators selected from the AAA Commercial Disputes Panel instead of any jury trial and that the arbitrator panel’s decision shall be final and binding to the fullest extent permitted by law and enforceable by any court having jurisdiction thereof.  The selection of the arbitrators shall be made within 30 days after the Notice of Arbitration, one by the Sponsors and one by the Company, and those two shall select a third arbitrator to serve as the chairman of the panel.  The cost of such arbitrators and arbitration services, together with the prevailing party’s reasonable legal fees of a single law firm and expenses, shall be borne by the non-prevailing party or as determined by the equities of the matter by the arbitrators.

5. Exhibit A to the Sponsor Agreement is hereby replaced in its entirety by Exhibit A-1 to this Amendment.

6. If any term or other provision of this Amendment is invalid, illegal or incapable of being enforced by any Law, or public policy, all other conditions and provisions of this Amendment shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Amendment so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that Transactions are fulfilled to the extent possible.

7. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.  Execution and delivery of this Amendment by facsimile or other electronic transmission evidencing a manual signature is legal, valid and binding for all purposes.

8. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

9. Except as amended hereby, the Sponsor Agreement continues in full force and effect as written.

IN WITNESS WHEREOF, intending to be legally bound, the parties have executed this Amendment on the dates set forth opposite their signatures below to be effective as of the date first above written.

[SIGNATURE PAGES FOLLOW]

SIGNATURE PAGE TO

AMENDMENT No. 1 TO SPONSOR AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

HAMBRECHT ASIA ACQUISITION CORP.

By: /s/ John Wang
Name: John Wang
Title: CEO
Address: 13/F Tower 2
New World tower
18 Queens Road Central
Hong Kong

SIGNATURE PAGE TO

AMENDMENT No. 1 TO SPONSOR AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

SUN ZONE INVESTMENTS LIMITED

By:	/s/ Or Tin Man
Name:	Tin Man Or
Title:	Owner

Address:
c/o Guanke (Fujian) Electron Technological Industry Co. Ltd. SGOCO Technology Park Loushan, Jinjiang City Fujian, China 32200 Attn: Burnette Or, President

/s/ Ting Sze Kit
SZE KIT TING

Address:
Room 2101, 21/F., Block B Healthy Gardens, No. 560 King’s Road North Point, Hong Kong

SIGNATURE PAGE TO
AMENDMENT No. 1 TO SPONSOR AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

For individual Sponsors:	For Sponsors other than individuals:

Cannon Family Irrevocable Trust
/s/ John Wang
John Wang
	By:	/s/ Stephen N. Cannon
	Name:	Stephen N. Cannon
/s/ Robert Eu	Title:	Trustee
Robert Eu

AEX Enterprises Limited

Address (for all Sponsors):
	By:	/s/ Robert Eu
Address: 13/F Tower 2	Name:	Robert Eu
New World tower
18 Queens Road Central	WR Hambrecht + Co., LLC
Hong Kong
	By:	/s/ W.R. Hambrecht
	Name:	W.R. Hambrecht
Title:

Hambrecht 1980 Revocable Trust

	By:	/s/ W.R. Hambrecht
	Name:	W.R. Hambrecht
Title: Trustee

Shea Ventures LLC
	By:	/s/Ronald L. Lakey
Name: Ronald L. Lakey
Title: Vice President

Marbella Capital Partners Ltd.

	By:	/s/ John Wang
Name: John Wang
Title: Director

Exhibit A-1
To
Amendment No. 1 to Sponsor Agreement
and to
Escrow Agreement

Dated as of March 11, 2010

Sponsor Affiliates & Beneficiaries
	PRESENT			Forfeited Shares		Share Ownership	Earn-Out Escrow	Conditional Share Escrow
Beneficiaries	Share Ownership		Warrants Ownership/Forfeit	Total Sponsor Shares After Forfeit	Forfeited Shares	Shares not subject to Earn-Out or Conditions	Earn-Out Shares Ownership	Conditional Shares Ownership

Robert Eu	173,275	16.3%		152,881	20,394	16,349	101,920	136,532
W.R. Hambrecht + Co, LLC	178,275	16.8%	25,000	157,293	20,982	16,821	52,431	140,472
Hambrecht 1980 Revocable Trust	88,333	8.3%	441,667	77,937	10,396	8,335	25,979	69,602
AEX Enterprises Limited[1]	88,333	8.3%	441,667[2]	77,937	10,396	8,335	25,979	69,602
John Wang	230,000	21.7%	0	202,930	27,070	21,702	67,643	181,228
Marbella Capital Partners Ltd	40,000	3.8%	200,000	35,292	4,708	3,774	11,764	31,518
Cannon Family Irrevocable Trust	173,275	16.3%	0	152,881	20,394	84,615	0	68,266
Shea Ventures, LLC	88,333	8.3%	441,667	77,937	10,396	8,335	25,979	69,602

TOTALS	1,059,825	100.0%	1,550,000	935,089	124,736	168,266	311,696	766,823

1 AEX Capital LLC holds warrants while AEX Enterprises holds Sponsor Shares
 2 Of these Warrants, Warrants to purchase 250,000 ordinary shares will be transferred to an investor.  [Pope Investments II, LLC] at the direction of the Company.

Exhibit B
To
Amendment No. 1 to Sponsor Agreement
Dated as of March 11, 2010

For purposes of Section I-1.A.(3), the offering price for the Company’s ordinary shares shall be determined using the following methodology:

The offering price for the public offering will ultimately be determined by  negotiation between the underwriters and the Company, with the assistance of the Sponsor Representatives, in an auction process after the auction closes and does not necessarily bear any direct relationship to the Company’s assets, current earnings or book value or to any other established criteria of value, although these factors are considered in establishing the initial public offering price.  The principal factor in establishing the public offering price is the clearing price resulting from the auction, although other factors are considered as described below.  The clearing price will be used by the underwriters and the Company as the principal benchmark, among other considerations described below, for purposes of determining if the condition set forth in Section I-1.A(3) has been met.

The clearing price is the highest price at which all of the shares offered may be sold to potential investors, based on the valid bids at the time the auction is closed.  Depending on the public offering price and the amount of the increase or decrease, an increase or decrease in the number of shares to be sold in the offering could affect the clearing price and result in either more or less dilution to potential investors in this offering.

Depending on the outcome of negotiations between the underwriters and the Company, the offering price may be lower, but will not be higher, than the clearing price.  The bids received in the auction and the resulting clearing price are the principal factors used to determine the public offering price of the stock in the offering.  The public offering price may be lower than the clearing price depending on a number of additional factors, including general market trends or conditions, the underwriters’ assessment of the Company’s management, operating results, capital structure and business potential and the demand and price of similar securities of comparable companies.